Exhibit 10.9

Agreement on Management Fee

Agreement made between Beasley Holdings Limited at its registered address at Flat A, 17th Floor, Capital Building, 6-10 Sun Wui Road, Causeway Bay, Hong Kong, and Max International Limited at its registered address at Flat A, 17th Floor, Capital Building, 6-10 Sun Wui Road, Causeway, Hong Kong, dated March 31, 2006.

It is agreed that Beasley Holdings Limited will pay a monthly management fee of Hong Kong Dollars Third-Five Thousand to Max International Investment Limited, effective on April 1, 2006, for providing Administration, Accounting, Human Resources and IT support services rendered by Max International Investment Limited.

Dated: March 31, 2006

Agreed and signed by
Beasley Holdings Limited

/s/ Ieong Hoi Tong
Ieong Hoi Tong

Agreed and signed by
Max International Investment Limited

/s/ Li Zhong Hua
Li Zhong Hua